EXHIBIT 99.1

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EDITED TRANSCRIPT
RGR - Q2 2016 Sturm Ruger & Co Inc Earnings Call

EVENT DATE/TIME: AUGUST 03, 2016 / 01:00PM GMT

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AUGUST 03, 2016 / 01:00PM GMT, RGR - Q2 2016 Sturm Ruger & Co Inc Earnings Call

CORPORATE PARTICIPANTS

Michael Fifer Sturm, Ruger & Company, Inc. - CEO

Patricia Shepard Sturm, Ruger & Company, Inc. – Assistant General Counsel

Chris Killoy Sturm, Ruger & Company, Inc. – President & COO

CONFERENCE CALL PARTICIPANTS

Brian Rafn Morgan Dempsey Capital Management - Analyst

Aaron Smith CNNMoney - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Sturm Ruger second-quarter 2016 earnings conference call.

(Operator Instructions)

As a reminder, this conference call is being recorded. I would now like to turn the conference call over to Michael Fifer, Chief Executive Officer. Please go ahead.

Michael Fifer - Sturm, Ruger & Company, Inc. - CEO

Good morning. And welcome to the Sturm Ruger & Company, second-quarter 2016 conference call.

I would like Patricia Shepard, our Assistant General Counsel, to read the caution on forward-looking statements, which will be followed by an overview of the second quarter and our recent news, and then we will answer questions. Patricia?

Patricia Shepard - Sturm, Ruger & Company, Inc. – Assistant General Counsel

Thanks, Mike. We want to remind everyone that statements made in the course of this meeting that state the Company's or Management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to, the Company's reports on form 10-K for the year ended December 31, 2015, and form 10-Q for the quarter ended July 2, 2016. Copies of the documents may be obtained by contacting the Company or the SEC, or on the Company website at www.ruger.com/corporate, or of course, the SEC website at www.SEC.gov.

We reference non-GAAP EBITDA. Please note the reconciliation of GAAP net income to non-GAAP EBITDA can be found in our Form 10-K for the year ended December 31, 2015, and of course, our Form 10-Q for the quarter ended July 2, 2016, which are also posted on our website. Furthermore, the Company disclaims all responsibility to update forward-looking statements. Mike?

Michael Fifer - Sturm, Ruger & Company, Inc. - CEO

Thank you, Patricia. The Ruger Take Action campaign. On Tuesday we announced the Ruger Take Action campaign, which includes a $5 million challenge grant to benefit the NRA's Institute for Legislative Action, the NRA-ILA.

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AUGUST 03, 2016 / 01:00PM GMT, RGR - Q2 2016 Sturm Ruger & Co Inc Earnings Call

We hope this call to action inspires our customers and all freedom-loving Americans to take action in support of the Second Amendment, especially in the months leading up to the November election. Our call to action includes campaigns to encourage our customers to contact their Senators, Representatives and other influential politicians to support the NRA by purchasing a Ruger firearm, as we extended our promise to donate $2 to the NRA-ILA for every gun sold through the November elections, and to make a financial contribution to the NRA.

This is where our challenge grant comes into effect. Ruger will match contributions to the NRA-ILA dollar for dollar, up to $5 million in the aggregate, between now and the November elections. Perhaps most importantly, we are encouraging our customers and all Americans to have their voice heard and to vote in the November elections.

I have no doubt about it, the makeup of the Supreme Court is on the ballot this November, and therefore, the Second Amendment is also firmly on the ballot. We think the NRA, through its Institute for Legislative Action, is best positioned to support the key races in the upcoming elections that will affect our firearm rights for decades to come.

Succession plan. Last night, we formally announced our CEO succession plan that has been in the works for a few years. On May 9, 2017, the date of our next annual meeting of shareholders, I will retire and Chris Killoy will succeed me as CEO.

I have worked closely with Chris for 10 years, and he is well qualified to become Ruger's fourth CEO. He has been very successful in his 27 years in the firearms industry and has justifiably earned a great reputation. Our employees, customers and shareholders will be in good hands.

And post-retirement, I look forward to supporting Chris and the rest of the team when I assume new responsibilities on the Board of Directors. Let me turn this over to Chris now, and he will discuss the Company's operations in the second quarter.

Chris Killoy - Sturm, Ruger & Company, Inc. – President & COO

Thank you, Mike. Financial results. For the second quarter of 2016, net sales were $167.9 million, and fully diluted earnings were $1.22 per share. For the corresponding period in 2015, net sales were $140.9 million, and fully diluted earnings were $0.91 per share.

For the first half of 2016, net sales were $341.1 million, and fully diluted earnings were $2.44 per share. For the corresponding period in 2015, net sales were $277.8 million, and fully diluted earnings were $1.71 per share. Our second-quarter 2016 EBITDA was $45.1 million or 27% of sales, compared to our second-quarter 2015 EBITDA of $36.2 million or 26% of sales.

Demand. Demand remains strong in the second quarter. The estimated sell-through of the Company's products from the independent wholesale distributors to retailers, which we believe to be the best available measure of demand, increased 20% in the second quarter of 2016 and 18% in the first half of 2016 from the comparable prior-year periods.

We believe the increase in estimated sell-through of the Company's products from the independent wholesale distributors to retailers is attributable to, one, the increase in overall industry demand fueled in part by the current political climate, two, strong demand for certain new Ruger products, and three, increased production of several products in strong demand.

The increased sell-through of our products in 2016 compares favorably to corresponding increases in the adjusted NICS checks of 15% in the second quarter of 2016, and 16% in the first half of 2016. As a reminder, the adjusted NICS checks are the National Instant Criminal Background Checks System background checks, as adjusted by the National Shooting Sports Foundation, and are often used as a proxy for retail demand.

Production and inventory. Twice a month, we review the estimated sell-through of our products from the independent wholesale distributors to retailers and look at the inventory levels at the independent wholesale distributors and the Company by product family. These reviews, coupled with some capacity expansion for products in strong demand, resulted in increased total unit production of 21% in the first half of 2016, compared to the first half of 2015.

During the second quarter, our finished goods inventories increased 26,000 units, and the inventory of Ruger firearms at the independent wholesale distributors increased 50,000 units. This inventory growth was principally in seasonal products that will be in greater demand during the latter half of the year, and is typical of our inventory strategy at this time of the year.

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AUGUST 03, 2016 / 01:00PM GMT, RGR - Q2 2016 Sturm Ruger & Co Inc Earnings Call

During the third quarter, we also hope to build inventory of products that we believe will be in strong demand after the November elections. We are working hard to increase manufacturing capacity for these products, but successfully building that inventory may be challenging as current demand apparently continues to exceed our capacity, even as we work to increase it.

New product development. New products represented $103 million or 30% of firearm sales in the first half of 2016. New product sales include only major new products that were introduced in the past two years, including the American Pistol, the Precision Rifle, the AR-556 Modern Sporting Rifle, and the LC9s Pistol.

New product development remains a top priority. We recently launched the Ruger 1911 Lightweight Commander Style Pistol in 9mm, and the Ruger 10/22 Takedown Lite rifle. We look forward to more launches in the second half of 2016.

Balance sheet. At July 2, 2016, our cash and cash equivalents totaled $103 million, an increase of $34 million from December 31, 2015.

Our current ratio was 2.8 to 1, and we have no debt. At July 2, 2016, stockholders equity was $255 million, which equates to a book value of $13.27 per share.

Cash flows. In the first six months of 2016, we generated $66 million of cash from operations. We reinvested $11 million of that back into the Company in the form of capital expenditures.

We estimate that capital expenditures in 2016 will be approximately $30 million. Our primary focus for investment will be new product development.

Cash returned to shareholders. In the first half of 2016, the Company returned $16 million to its shareholders through the payment of dividends. Our Board of Directors has declared a $0.49 per share quarterly dividend for shareholders of record as of August 12, 2016, payable on August 26, 2016. This will return an additional $9 million to our shareholders.

As a reminder, our quarterly dividend is approximately 40% of net income.

Michael Fifer - Sturm, Ruger & Company, Inc. - CEO

Those were the highlights for the second quarter of 2016. Operator, may we please have the first question?

QUESTION AND ANSWER

Operator

(Operator Instructions)

Brian Rafn, Morgan Dempsey.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Good morning, guys. Just thought, Mike, fabulous job on your tenure, and congratulations to you, Chris, on the promotion.

You kind of jumped my first question, it sounds like robust demand is continuing and exceeding capacity. If you guys look at product developments, given what you guys have launched previously with the American Pistol to Precision Rifle, the AR-556 Takedown, how robust would you say your pipeline is in the near term for new products?

Chris Killoy - Sturm, Ruger & Company, Inc. – President & COO

Brian, this is Chris. As you know, we don't discuss the specifics of our new products, but suffice it to say we do have some great new products coming down the road and our engineers are working very hard to get those out in the near term and next year, as well.

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AUGUST 03, 2016 / 01:00PM GMT, RGR - Q2 2016 Sturm Ruger & Co Inc Earnings Call

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Yes, okay. My thought being is, sometimes when you clean out the farm team and you move them up to the major league level, you got to kind of reload, but you still have stuff in moving through the pipeline. Let me ask you on your product development teams, do they work on a specific product kind of alpha to omega, or do they handle multiple product designs?

Chris Killoy - Sturm, Ruger & Company, Inc. – President & COO

Brian, typically, what they do is they will work on the core product associated with the new product launch, and then stay with it for the initial round of derivatives as we start to expand either calibers, things like barrel links and things like that, and then after that, they will wind that team down and that moves further in the production stream, they will move on to other projects.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. Since your Analyst Day, have you added any more product line sales at Mayodan?

Chris Killoy - Sturm, Ruger & Company, Inc. – President & COO

I don't believe we have, Brian. I think what you saw down at the Analyst Day was pretty much where we are, and the folks are continue to work on expanding capacity, but we haven't added additional sales at this point.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

I'll add just one more and get back in line. Any cost feed stock materials, wood grades for stocks or metal alloys, wax, greensand, anything in the cost of goods sold inflation-wise?

Chris Killoy - Sturm, Ruger & Company, Inc. – President & COO

Nothing out of the ordinary that we have seen. Nothing that would come to mind that would be significant.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. Thanks.

Operator

Thank you.

(Operator Instructions)

Aaron Smith, CNNMoney.

Aaron Smith - CNNMoney - Analyst

Thank you for taking my call. Hello, Mr. Killoy. I just had a two-part question for you. You mentioned something about the current political climate, you also mentioned about being unable to keep up with the strong demand for various firearms, how much of an impact has Hillary Clinton and the mass shootings having on gun sales, and do you have any plans to expand manufacturing in order to meet demand?

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AUGUST 03, 2016 / 01:00PM GMT, RGR - Q2 2016 Sturm Ruger & Co Inc Earnings Call

Michael Fifer - Sturm, Ruger & Company, Inc. - CEO

Mr. Smith, this is Mike Pfeiffer. We don't have any way of measuring the political impact, or certainly not assigning it to any one politician's comments.

But certainly this is a unique time in our history, because for the very first time ever we have the nominee of a major political party, one with a very reasonable likelihood of winning the presidency, overtly stating that the Supreme Court got it wrong in the Heller case, and actively campaigning against the lawful commerce in arms. That is unprecedented, and it will be hard for any of us to believe that didn't have some impact, but it can't be measured.

Aaron Smith - CNNMoney - Analyst

Okay. You're saying she's actively campaigning against the -- how are you putting that, the lawful --?

Michael Fifer - Sturm, Ruger & Company, Inc. - CEO

The lawful commerce in arms.

Aaron Smith - CNNMoney - Analyst

Okay, okay. And then as far as mass shootings, like the one in Orlando, which I believed happened during the most recent quarter, how much of an impact do you think that is having on gun sales?

Michael Fifer - Sturm, Ruger & Company, Inc. - CEO

Again, something we can't measure. It didn't appear to have a material impact. Our distributors I think reported to us that they got some calls the next day, but it quickly died down.

Aaron Smith - CNNMoney - Analyst

And then just the last part about manufacturing, this has been going on for several years now, we've seen this intense demand for guns is growing, growing, growing, but a lot of gun companies have tried to figure out if it's worth investing and expanding manufacturing, which is very expensive, what are you planning to do with that?

Michael Fifer - Sturm, Ruger & Company, Inc. - CEO

We don't discuss our future plans, but you can certainly look at all of our filings and history. We expanded quite a lot from 2008 through early 2014, and then we retracted in the second half of 2014 and 2015, and then as we've just reported, the first half of this year production is up again. We try to flex with demand.

Aaron Smith - CNNMoney - Analyst

Okay. Thank you, Mr. Fifer.

Operator

We have a follow-up from Brian Rafn, Morgan Dempsey.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

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AUGUST 03, 2016 / 01:00PM GMT, RGR - Q2 2016 Sturm Ruger & Co Inc Earnings Call

Short line. Give me a sense, Chris, if I look back at the 10-K, you list 115 guys in the Research and Development, is that your engineering design team, or is that like Six Sigma guys or metallurgists?

Chris Killoy - Sturm, Ruger & Company, Inc. –President & COO

Brian, that is everyone. That includes all of them, that's the core engineers that are working in all three factories, as well as some of our R&D folks.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

I heard you guys had some lab hidden someplace or something or some skunk works or what I didn't know about. All right, that's good. What's been your success to sell through on the Silent-SR Suppressor, maybe some, a little highlight on the ammunition, and then the knife, the CRKT knives or whatever? As accessories.

Chris Killoy - Sturm, Ruger & Company, Inc. – President & COO

I'll try and hit all three there, Brian. On the silencer product line, again, one of the unique things about Class III items is the licensing requirements that go along with that, which since we sell through that product in two-step distribution, we've got a long delay as it goes to distributors, then to retailers, and then ultimately to consumers. And in fact, it is probably just in the last week or so that we are seeing the very first product move from the retailer to the ultimate consumer, based on the licensing requirements that are required at each step of the way.

So, gauging demand on that product has been a little tough until we get some more out in the marketplace. The second question, if you would, Brian, was the --?

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Ammunition

Chris Killoy - Sturm, Ruger & Company, Inc. – President & COO

We're seeing a little better ammunition availability on 22s, but there are still a lot of people chasing that, and it does seem like some of the ammo manufacturers have indeed responded to that demand, but again, their lead times to ramp-up are long as well.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Correct me if -- go ahead. The knives, too. Yes.

Chris Killoy - Sturm, Ruger & Company, Inc. – President & COO

The last one on Columbia River Knife and Tools, they're a great licensing partner of ours, and we do sell some of their products on our Shop Ruger website, but that is a licensing arrangement that we have with Columbia River, as we do with several other licensees. And they're doing a great job representing Ruger with the brand and through their own channels, and that's so again a licensing relationship rather than something beyond that.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. Correct me if I'm wrong, Chris, last year, I think you guys had a seasonal marketing, some discount promotions, I think it was 10 rifles, 11th one free for the fall retailers, some of these retailer shows. Is that something that you're going to do in 2016?

Chris Killoy - Sturm, Ruger & Company, Inc. – President & COO

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AUGUST 03, 2016 / 01:00PM GMT, RGR - Q2 2016 Sturm Ruger & Co Inc Earnings Call

Right now, Brian, last year we actually had two rounds of full programs in the January/February time period, and again in the summer period. This year, we had the full round in January/February, and we have a modified offering this summer. We really are focusing only on the long guns, our Centerfire Americans, Rimfire Americans, and our 10/22 product line are the only programs we have in place this summer. And then next year, of course, going into January, we would anticipate a full line of product offerings to the retailers.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay, and then any updates on the mini foundries up at Newport I think you guys are running two? Any kind of versus the main integrated mill?

Chris Killoy - Sturm, Ruger & Company, Inc. – President & COO

Brian, we are running two, and they are going very well. We've had some great labor efficiencies coming out of there, the folks at Pine Tree Castings have done a great job with some really exciting new technology as it comes to wax and shell, as well as the drying technology that they are using.

But of late, we think that the right approach, rather than a third mini foundry, might in fact be a hybrid approach, where we retain the capacity of things like our larger furnaces in the main foundry and introduce some of the technology we have learned from the mini sales, and that would allow us some greater flexibility for things like use of revert, the recycling of metal that we process through our cutoff procedures, and so we think that may be the approach, rather than a third true mini foundry.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Got you. I appreciate that. The metal injection molding that you guys have at Earth down in Missouri, I think, have you guys incrementally added anymore kind of vertically integrated content in producing parts yourselves from that since it's purchase?

Chris Killoy - Sturm, Ruger & Company, Inc. – President & COO

I'm not sure it's changed our approach to design, because one of the things our engineers are always looking for is the best process for the product we are working on. But when we -- they have been very helpful for some rapid prototyping efforts on MIM parts, and so they are one of our suppliers for the MIM parts that we use in many of our product lines.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Any headcount additions hiring, you guys talked about adding capacity, you talked about robust demand exceeding capacity. Does that also included headcount or are you strictly talking machinery?

Chris Killoy - Sturm, Ruger & Company, Inc. – President & COO

Well, we are certainly going through normal attrition, and looking to add folks where it makes sense. We've increased the hours and the overtime for a lot of our folks, which is one of the things we always work to flex with demand.

The other one is our plant in Mayodan, we were down there recently, and we saw on the analyst tour. Mayodan continues to add to their headcount. They recently had a hiring fair and did very well with that, so we're getting some great folks applying for the positions at Ruger in all three of the factories.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. That's good for me. Thanks, Mike, or thanks, Chris.

Operator

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AUGUST 03, 2016 / 01:00PM GMT, RGR - Q2 2016 Sturm Ruger & Co Inc Earnings Call

Thank you ladies and gentlemen.

(Operator Instructions)

One moment for questions. We have a follow-up from Brian Rafn, Morgan Dempsey.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

I will keep going. Chris, CapEx budget for this year? What are your thoughts?

Chris Killoy - Sturm, Ruger & Company, Inc. – President & COO

Brian, we're looking at S&M right now is about $30 million.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Primarily for new product development? Yes, Sir. Yes, how is that -- maybe you won't share it, how is that allocated across Newport, Prescott, Mayodan?

Chris Killoy - Sturm, Ruger & Company, Inc. – President & COO

Well, you know, we don't disclose the split by location, but all of our factories have some exciting projects going on, so there's work going on in all three with new products right now, to be honest.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. As you -- more of a strategic question, Chris, as you guys go forward, Newport, Prescott, Mayodan, is there -- are those plants going to take on like when I think of Prescott I think of pistols, when I think of Newport I think of rifles and revolvers, and then the modern sporting rifle in Mayodan. Are you going to see that type of product line dedication or do you really launch, you know, a product depending on where your engineers are, and where your specialties are in design.

Chris Killoy - Sturm, Ruger & Company, Inc. – President & COO

In the old days, it used to be very specific where it was always rifles and revolvers were in Newport, pistols were always in Prescott. But we've gotten away from that, and we are approaching [the] best mix both from engineering and capacity, and so we try to balance that out as we go forward, and I think you'll see all three plants having a potentially more diverse product offering coming out of them. It just depends on where the engineers are, what's on their plate and what the next project in the hopper is.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

All right. Hey, best of luck, guys. Thanks much.

Chris Killoy - Sturm, Ruger & Company, Inc. – President & COO

Thanks, Brian.

Operator

We have a follow-up from Aaron Smith with CNNMoney.

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AUGUST 03, 2016 / 01:00PM GMT, RGR - Q2 2016 Sturm Ruger & Co Inc Earnings Call

Aaron Smith - CNNMoney - Analyst

Thanks, guys, for taking my call earlier. I just had a follow-up question, I know you've talked a little bit about the kinds of guns that been very popular, some of the new products that have been selling very well, and could you tell me a little bit about the strength in sales in handguns versus AR-15-style guns? How has that been over the last quarter?

Chris Killoy - Sturm, Ruger & Company, Inc. – President & COO

Aaron, we don't actually disclose those kind of breakdowns.

Aaron Smith - CNNMoney - Analyst

Okay. Thanks, anyhow.

Operator

Thank you. I'm showing no further questions. I'd like to turn the call back over to Michael Fifer for closing remarks.

Michael Fifer - Sturm, Ruger & Company, Inc. - CEO

In closing, I'd like to thank all of you for your continued interest in Ruger, and I'd like to thank the 2,200-plus dedicated folks on the Ruger Team who work hard every day to deliver American product to our loyal customers. Thank you.

Operator

Ladies and gentlemen, thank you for participating in today's conference. This does conclude the program, you may all disconnect. Everyone, have a great day.

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